SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 13, 2012
(Date of Earliest Event Reported)

DELTA SEABOARD INTERNATIONAL, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-50912	88-0225318
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation.

On August 10, 2012, the registrant, Delta Seaboard International, Inc. (the "Company") received notice from FINRA that it had approved: (i) the change of the Company's name from Delta Seaboard International, Inc. to American International Holdings Corp., effective August 13, 2012; and (ii) the reverse split of the Company's common stock on a one for one hundred (1:100) basis.

The notice from FINRA provided as follows:

-  1-100 Reverse Split
-  Pre-Split TSO: 74,648,376
-  Post-Split TSO: 746,484
-  Name Change to: American International Holdings Corp.
- Symbol Change to: AMIH
- *Please note that the symbol change will not take effect until 30 business days after the effective date of the split & name change.

New CUSIP: 02687R106

FINRA further informed the Company that in connection with the reverse split, a “D” will be placed on the ticker symbol for 20 business days and that after 20 business days, the new ticker symbol will be AMIH.

The Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada amending Article I to reflect the name change and Article

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.
Exhibit No.	Description
3 (i)	The Registrant's Certificate of Amendment to its Articles of Incorporation, dated July 13, 2012, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By /s/ Daniel Dror

Daniel Dror
Chief Executive Officer and Chairman
August 16, 2012

By /s/ Sherry L. McKinzey

Sherry L. McKinzey
Director, Chief Financial Officer, and Vice-President
Auust 16, 2012